UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

Amendment No. 1

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2013

Griffin Capital Essential Asset REIT, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-54377

MD	26-3335705
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2121 Rosecrans Avenue, Suite 3321 El Segundo, CA 90245

(Address of principal executive offices, including zip code)

(310) 469-6100

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE:

This Current Report on Form 8-K/A is an amendment to the Registrant’s Current Report on Form 8-K filed on November 12, 2013 (the “Original Filing”). The purpose of this amendment is to correct a typographical error that was present in the chart summarizing the properties in the Investment Grade Portfolio contained in Item 2.01 of the Original Filing. Except for the foregoing, this Amendment No. 1 does not modify or update any other disclosure contained in the Original Filing, and this Amendment No. 1 should be read in connection with the Form 8-K.

Item 2.01	Completion of Acquisition or Disposition of Assets

The total annualized gross base rent for the properties in the Investment Grade Portfolio is $58,480,000. The gross base rent is the contractual rental payments for existing tenants and projected rental payments for future tenants for the twelve-month period subsequent to November 1, 2013, taking into consideration contractual rent increases for the period presented.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC.

Date: November 14, 2013	By:	/s/ Joseph E. Miller
Joseph E. Miller
Chief Financial Officer and Treasurer